EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 20, 2012 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $403,000, or $0.05 per diluted share for the second quarter of 2012 compared to net income available to shareholders of $189,000, or $0.02 per diluted share for the comparable 2011 period, while net income available to shareholders for six months ended June 30, 2012 was $592,000, or $0.07 per diluted share compared to $895,000, or $0.11 per share for the comparable 2011 period. This decrease of 33.85 percent in net income for the comparable six month period was primarily driven by a decrease in securities gains and a reduction in other noninterest income. This was partially offset by an increase in net interest income as Colony's loan and deposit pricing guidance resulted in Colony realizing an increase in net interest income compared to the prior year comparable periods for the second consecutive quarter. "Our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem assets. We remain cautiously optimistic about recent signs of improvement in the economy and housing and real estate market. Of significance during the second quarter was continued improvement in problem assets as nonperforming assets decreased to $53.97 million at June 30, 2012 from $60.72 million at March 31, 2012, or a decrease of 11.12 percent, while the substandard assets to tier one equity plus loan loss allowance ratio improved to 67.97% at June 30, 2012 from 72.25% at March 31, 2012. Though much improvement was realized this quarter, we still have much work ahead to meet our goals of reducing our problem assets to an acceptable level and returning to our accustomed earnings standards. Our board, management and staff remain committed to making incremental progress toward these goals during 2012 and we were able to accomplish that this quarter," said Ed Loomis, President and Chief Executive Officer.

Capital

Colony continues to maintain a strong capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2012, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 9.71 percent, 15.67 percent and 16.94 percent, respectively, compared to the previous quarter end of 9.38 percent, 15.73 percent  and 16.99 percent, respectively, at March 31, 2012 and to 8.73 percent, 14.57 percent and 15.83 percent, respectively, at June 30, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the second quarter of 2012, the Company reported net interest income of $9.09 million and a net interest margin of 3.39 percent, compared to $8.58 million and 2.97 percent, respectively, for second quarter 2011, while net interest income for first half 2012 was $17.98 million with a net interest margin of 3.31 percent, compared to $17.40 million with a net interest margin of 2.98 percent for first half 2011. The improvement is indicative of the Company's focus on maximizing its net interest margin through deposit and loan pricing guidance. Anticipated loan growth along with pricing discipline should result in continued net interest margin improvement the balance of 2012.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $85.08 million at June 30, 2012 compared to $90.19 million and $108.51 million, respectively, at March 31, 2012 and June 30, 2011. Substandard assets to tier one capital plus loan loss reserve ratio was 67.97%, 72.25% and 90.93%, respectively, at June 30, 2012, March 31, 2012 and June 30, 2011. Though much work remains to reduce substandard assets, improvement in these ratios reflects solid work in addressing and bringing resolution to substandard assets. Non-performing assets decreased significantly from the previous quarter end to $53.97 million or 7.35 percent of total loans and other real estate owned as of June 30, 2012. This compares to $60.72 million or 8.35 percent and $65.82 million or 8.44 percent, respectively, as of March 31, 2012 and June 30, 2011. Loan loss reserve methodology resulted in first half 2012 provision for loan losses of $3.89 million compared to $3.75 million for the comparable 2011 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Though other real estate balances appear to be basically flat over the past ten quarters, much resolution has taken place in liquidating these properties. Other real estate totaled $19.71 million at year end December 31, 2009 compared to $17.92 at June 30, 2012. During this period, $29.91 million has been added to other real estate, thus a reduction from sales and/or write-downs of $31.70 million. This significant movement of properties in a challenging real estate market is indicative of the commitment by Colony management to address its problem assets in a timely and prudent manner. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the second quarter of 2012 net charge-offs were $2.56 million, or 0.36 percent of average loans as compared to net charge-offs of $9.33 million, or 1.20 percent of average loans in second quarter 2011, while first half 2012 net charge-offs were $4.24 million, or 0.60% of average loans as compared to net charge-offs of $16.64 million, or 2.12% of average loans in first half 2011. The loan loss reserve was $15.29 million on June 30, 2012, or 2.13 percent of total loans compared to $15.91 million and $15.39 million, or 2.25 percent and 2.03 percent, respectively, at March 31, 2012 and June 30, 2011. Management believes that the 2012 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at June 30, 2012.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for six months ended June 30, 2012 was $4.19 million compared to $4.78 million in the comparable 2011 period. Gains realized from the sale of securities totaled $880 thousand in six months ended June 30, 2012 compared to gains recorded during the comparable period in 2011 of $1.13 million and fee income from the sale of  SBA loans decreased to $207 thousand in first half 2012 compared to $750 thousand in the comparable period in 2011 to primarily account for the decrease. On a positive note, service charge on deposits increased 3.47% and mortgage fee income increased 85.58% over the prior comparable period. The Company began an initiative during 2012 to enhance our secondary mortgage lending operations. Mortgage lending training was provided to several current employees to boost our secondary market loan originators. This has resulted in better penetration in the markets that Colony serves and resulted in increased mortgage fee income.

Noninterest Expense

Total noninterest expense increased to $16.39 million in six months ended June 30, 2012 compared to $16.16 million in the comparable 2011 period, or an increase of 1.42 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossession and foreclosure expenses totaled $1.83 million in six months ended June 30, 2012 compared to $1.92 million in the comparable 2011 period. Salaries and employee benefit expenses increased to $7.65 million in six months ended June 30, 2012 compared to $7.14 million in the comparable 2011 period, or an increase of 7.20 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands. Occupancy expenses decreased to $1.90 million in six months ended June 30, 2012 compared to $2.04 million in the same comparable 2011 period, or a decrease of 6.86 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/12	06/30/11	06/30/12	06/30/11
Net Interest Income	$9,091	$8,581	$17,975	$17,399
Provision for Loan Losses	1,943	2,250	3,885	3,750
Non-interest Income	2,374	2,671	4,188	4,775
Non-interest Expense	8,405	8,218	16,388	16,157
Income Taxes	357	245	589	672
Net Income	760	539	1,301	1,595
Preferred Stock Dividend	357	350	709	700
Net Income Available to Common Shareholders	403	189	592	895

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	06/30/12	06/30/11	06/30/12	06/30/11
Common Shares Outstanding	8,439,258	8,442,958	8,439,258	8,442,958
Weighted Average Basic Shares	8,439,258	8,441,712	8,439,258	8,440,466
Weighted Average Diluted Shares	8,439,258	8,441,712	8,439,258	8,440,466
Earnings Per Basic Share (b)	$0.05	$0.02	$0.07	$0.11
Earnings Per Diluted Share (b)	$0.05	$0.02	$0.07	$0.11
Common Book Value Per Share	$8.21	$8.06	$8.21	$8.06
Tangible Common Book Value Per Share	$8.18	$8.02	$8.18	$8.02

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/12	06/30/11	06/30/12	06/30/11
Net Interest Margin (a)	3.39%	2.97%	3.31%	2.98%
Return on Average Assets (b)	0.14%	0.06%	0.10%	0.14%
Return on Average Total Equity (b)	1.66%	0.81%	1.22%	1.92%
Efficiency (c)	73.09%	77.84%	73.72%	76.48%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	06/30/12	06/30/11
Total Assets	$1,133,170	$1,197,573
Loans, Net of Reserves	700,917	743,656
Allowance for Loan Losses	15,293	15,394
Intangible Assets	241	277
Deposits	972,135	1,002,207
Common Shareholders' Equity	69,265	68,009
Common Equity to Total Assets	6.11%	5.68%
Total Equity	97,009	95,592
Total Equity to Total Assets	8.56%	7.98%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/12	06/30/11	06/30/12	06/30/11
Total Assets	$1,149,453	$1,232,750	$1,165,515	$1,244,315
Loans, Net of Reserves	696,355	775,952	694,397	785,206
Deposits	976,333	1,019,316	984,463	1,030,396
Common Shareholders' Equity	69,282	65,951	69,065	65,511
Total Equity	97,003	93,514	96,766	93,055

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/12	06/30/11	06/30/12	06/30/11
Nonperforming Loans	$35,687	$44,788	$35,687	$44,788
Nonperforming Assets	53,969	65,812	53,969	65,812
Substandard Assets	85,081	108,510	85,081	108,510
Net Loan Chg-offs (Recoveries)	2,560	9,326	4,242	16,636
Reserve for Loan Loss to Gross Loans	2.13%	2.03%	2.13%	2.03%
Reserve for Loan Loss to Non-performing Loans	42.85%	34.37%	42.85%	34.37%
Reserve for Loan Loss to Non-performing Assets	28.34%	23.39%	28.34%	23.39%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.36%	1.20%	0.60%	2.12%
Nonperforming Loans to Gross Loans	4.98%	5.90%	4.98%	5.90%
Nonperforming Assets to Total Assets	4.76%	5.50%	4.76%	5.50%
Nonperforming Assets to Total Loans And Other Real Estate	7.35%	8.44%	7.35%	8.44%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	67.97%	90.93%	67.97%	90.93%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2012	1Q2012	4Q2011	3Q2011	2Q2011

Assets	$1,133,170	$1,176,644	$1,195,376	$1,145,983	$1,197,573
Loans	700,917	690,533	700,614	724,030	743,656
Deposits	972,135	994,014	999,985	948,356	1,002,207
Common Shareholders' Equity	69,265	69,422	68,950	70,308	68,009
Total Equity	97,009	97,125	96,613	97,931	95,592
Net Income	760	541	381	558	539
Net Income Available to
Common Shareholders	403	189	31	208	189
Net Income Per Share	0.05	0.02	0.00	0.02	0.02

Key Performance Ratios	2Q2012	1Q2012	4Q2011	3Q2011	2Q2011

Return on Average Assets (1)	0.14%	0.06%	0.01%	0.07%	0.06%
Return on Average Total Equity (1)	1.66%	0.78%	0.13%	0.87%	0.81%
Common Equity to Total Assets	6.11%	5.90%	5.76%	6.14%	5.68%
Total Equity to Total Assets	8.56%	8.25%	8.07%	8.55%	7.98%
Net Interest Margin	3.39%	3.23%	3.28%	3.21%	2.97%

(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$21,770	$16,506
Federal Funds Sold	40,836	10,000
Securities Purchased Under Agreements to Resell	--	5,000
	62,606	31,506
Interest-Bearing Deposits	3,369	28,624
Investment Securities
Available for Sale, at Fair Value	294,945	314,713
Held for Maturity, at Cost (Fair Value of $45 and $53 as of June 30, 2012 and June 30, 2011, Respectively)	44	47
	294,989	314,760
Federal Home Loan Bank Stock, at Cost	4,159	5,735
Loans	716,361	759,110
Allowance for Loan Losses	(15,293)	(15,394)
Unearned Interest and Fees	(151)	(60)
	700,917	743,656
Premises and Equipment	25,474	26,393
Other Real Estate	17,915	20,545
Other Intangible Assets	241	277
Other Assets	23,500	26,077
Total Assets	$1,133,170	$1,197,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$103,709	$92,582
Interest-Bearing	868,426	909,625
	972,135	1,002,207

Borrowed Money
Subordinated Debentures	24,229	24,229
Other Borrowed Money	35,000	71,000
	59,229	95,229

Other Liabilities	4,797	4,545

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,744	27,583
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,439,258 and 8,442,958 Shares as of March 31, 2012 and 2011, Respectively	8,439	8,443
Paid in Capital	29,145	29,171
Retained Earnings	29,967	29,297
Restricted Stock - Unearned Compensation	--	(20)
Accumulated Other Comprehensive Loss, Net of Tax	1,714	1,118
	97,009	95,592
Total Liabilities and Stockholders' Equity	$1,133,170	$1,197,573

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	06/30/12	06/30/11	06/30/12	06/30/11
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest Income
Loans, Including Fees	$10,433	$11,135	$20,853	$22,703
Federal Funds Sold and Securities Purchased Under Agreements to Resell	30	38	56	72
Deposits with Other Banks	10	8	30	26
Investment Securities
U. S. Government Agencies	1,390	1,851	3,009	3,694
State, County and Municipal	65	29	131	58
Corporate Obligations/Asset-Backed Sec.	25	22	48	45
Dividends on Other Investments	20	12	37	24
	11,973	13,095	24,164	26,622
Interest Expense
Deposits	2,253	3,450	4,723	7,104
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	--	171	--	338
Borrowed Money	629	893	1,466	1,781
	2,882	4,514	6,189	9,223
Net Interest Income	9,091	8,581	17,975	17,399
Provision for Loan Losses	1,943	2,250	3,885	3,750
Net Interest Income After Provision for Loan Losses	7,148	6,331	14,090	13,649

Noninterest Income
Service Charges on Deposits	814	800	1,610	1,556
Other Service Charges, Commissions and Fees	328	330	747	645
Mortgage Fee Income	112	42	193	104
Securities Gains	743	736	880	1,132
Other	377	763	758	1,338
	2,374	2,671	4,188	4,775
Noninterest Expense
Salaries and Employee Benefits	3,833	3,570	7,653	7,139
Occupancy and Equipment	963	1,028	1,901	2,044
Other	3,609	3,620	6,834	6,974
	8,405	8,218	16,388	16,157

Income Before Income Taxes	1,117	784	1,890	2,267
Income Taxes	357	245	589	672
Net Income	760	539	1,301	1,595

Preferred Stock Dividends	357	350	709	700

Net Income Available to Common Shareholders	$403	$189	$592	$895
Net Income Per Share of Common Stock
Basic	$0.05	$0.02	$0.07	$0.11
Diluted	$0.05	$0.02	$0.07	$0.11
Weighted Average Basic Shares Outstanding	8,439,258	8,441,712	8,439,258	8,440,466
Weighted Average Diluted Shares Outstanding	8,439,258	8,441,712	8,439,258	8,440,466
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002